UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2006

RUSH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500, New Braunfels, Texas	78130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 21, 2006, Rush Enterprises, Inc. (the “Company”) received a fully executed Amendment to Continuing Guaranty (the “Amendment”) from General Electric Capital Corporation (“GE Capital”). Under the original Continuing Guaranty (Exhibit 10.4 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2005), the Company agreed to promptly and fully pay all of the present and future liabilities, obligations and indebtedness to GE Capital, matured or unmatured, which represent advances to the Company and certain of its subsidiaries (the “Debtors”) by GE Capital pursuant to the New Floor Plan Financing Agreement, dated September 20, 2005, between the Company and GE Capital, as well as all interest that accrues thereon and all reasonable costs of collection of the same in the event of default by the Debtors. The Amendment, dated March 6, 2006, and effective January 3, 2006, increases the Company’s obligation under the guaranty from a maximum principal amount of $300 million, plus unpaid interest and reasonable costs of collection, to a maximum principal amount of $450 million, plus unpaid interest and reasonable costs of collection. The Company’s Board of Directors approved increasing the guaranty to $450 million at its Board Meeting on February 24, 2006.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the actual terms of the Amendment, a copy of which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Identification of Exhibits

10.1*	Amendment to Continuing Guaranty, dated March 6, 2006, by and among General Electric Capital Corporation and Rush Enterprises, Inc.

10.2

Continuing Guaranty, dated September 20, 2005, by and among General Electric Capital Corporation and Rush Enterprises, Inc. (incorporated herein by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K (File No. 000-20797) filed September 23, 2005).

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

	By	/s/ Martin A. Naegelin, Jr.
Martin A Naegelin, Jr.
Senior Vice President and Chief Financial Officer

Dated April 28, 2006